                                                                   Exhibit 10(b)

                CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP


     We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Merrill Lynch Global Financial Services Fund, Inc. filed as part of Registration Statement No. 333-80061 and to the use of our opinion of counsel, incorporated by reference to Exhibit 9 to Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File No. 333-80061), filed on October 18, 1999.


                                        /s/ Swidler Berlin Shereff Friedman, LLP
                                        ----------------------------------------
                                        Swidler Berlin Shereff Friedman, LLP


New York, New York
January 22, 2001